Exhibit 10.1

FORM OF VOTING, SUPPORT AND ROLLOVER AGREEMENT

This VOTING, SUPPORT AND ROLLOVER AGREEMENT (this “Agreement”), dated as of September 14, 2026, is by and among The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company”), The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Company Merger Sub”), Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Parent (“LLC Merger Sub” and together with Company Merger Sub, “Merger Subs”), Square Acquisition Topco, LLC, a Delaware limited liability company that indirectly wholly owns Parent (“Topco”), and the undersigned stockholder (the “Stockholder,” together with the Company, Parent, Merger Sub and Topco, the “Parties,” and each individually, a “Party”).

WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the 1934 Act, which meaning will apply for all purposes of this Agreement) of the number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A common stock, the “Company Common Stock”) and/or common limited liability units of OpCo LLC (the “LLC Units”), in each case, as set forth below the Stockholder’s name on Annex 1 hereto (together with any shares of the Company Common Stock or LLC Units and any other voting securities of the Company or OpCo LLC which such Stockholder may acquire or otherwise come to beneficially own during the term of this Agreement, the “Stockholder Securities”);

WHEREAS, Parent, Merger Subs, the Company and OpCo LLC have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for (i) the merger of Company Merger Sub with and into the Company (the “Company Merger”), with the Company continuing as the surviving corporation, (ii) simultaneous with the Company Merger, the merger of LLC Merger Sub with and into OpCo LLC (the “LLC Merger”), with OpCo LLC continuing as the surviving company, and (iii) immediately following the Company Merger and the LLC Merger, the merger of Seller Merger Sub with and into OpCo LLC (the “Second LLC Merger” and, together with the Company Merger and the LLC Merger, the “Mergers”), with OpCo LLC continuing as the surviving company, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein shall have the respective meanings specified in the Merger Agreement; provided that neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder for the purposes of this Agreement);

WHEREAS, subject to the terms and conditions of this Agreement and the Merger Agreement, the Stockholder desires to (i) effect the Contribution (as defined below) of the Rollover Shares (as defined below) to Topco in exchange for the Exchange Shares (as defined below) and (ii) have the Rollover Units be deemed “Retained Units” pursuant to the Merger Agreement, in each case, as set forth in Section 7 hereof;

WHEREAS, concurrently with the Closing, Topco, the Stockholder, Sponsor (or Affiliates of Sponsor) and any other parties thereto will enter into a limited liability company agreement of Topco (the “Topco LLC Agreement”), and an amended and restated limited liability company agreement of Seller LLC (the “A&R Seller LLC Agreement”), in each case, including the terms set forth on Exhibit A; and

WHEREAS, as a condition to the willingness of Parent, Merger Subs and Topco to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent, Merger Subs and Topco have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Company, Parent, Merger Subs and Topco as follows:

(a)	Ownership and Title. As of the time of execution of this Agreement, (i) such Stockholder is the record and beneficial owner of the Stockholder Securities set forth on Annex 1 hereto and has good and marketable title thereto, free and clear of any Liens, other than transfer restrictions imposed by applicable securities Law or contemplated by the Company’s Organizational Documents, the OpCo LLC Agreement or customary Liens pursuant to the terms of any custody or similar agreement applicable to Stockholder Securities held in brokerage accounts (which, in respect of the Contribution, will not affect, delay or prevent the Contribution), (ii) except for the Stockholder Securities set forth on Annex 1 hereto, such Stockholder does not hold nor have any beneficial ownership interest in any other shares of the Company Common Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, including any option, warrant, call, proxy or commitment, or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”) and (iii) other than pursuant to this Agreement, the OpCo LLC Agreement or Stockholders Agreement, dated as of October 30, 2024, among the Company and the Holders party thereto (the “Company Stockholders Agreement”), such Stockholder has not entered into any agreement to transfer, sell, convey or assign any Stockholder Securities and no Person has a right to acquire any of the Stockholder Securities.

(b)	Existence and Power. If the Stockholder is an entity, the Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)	Authority and Enforceability. This Agreement has been, duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of the Company, Parent, Merger Subs and Topco, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”). No other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement.

(d)	No Conflicts; No Consents. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby or the performance of the Stockholder’s obligations hereunder will (i) to the Stockholder’s knowledge, cause a violation, or a default, by the Stockholder of any applicable Law or Order applicable to the Stockholder or the Stockholder Securities, or to which the Stockholder or the Stockholder Securities are subject, (ii) require any consent by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any Contract to which the Stockholder is a party or by which the Stockholder or its assets or the Stockholder Securities are bound, other than as required under the Exchange Act, (iii) if such Stockholder is an entity, violate any provision of the Organizational Documents of the Stockholder, (iv) to the Stockholder’s knowledge, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder, except for compliance with applicable securities Laws and the rules and regulations promulgated thereunder or (v) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any lien on any of the Stockholder Securities (other than any liens created by this Agreement); except in the case of the foregoing clauses (i), (ii) or (iv), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Stockholder’s ability to perform its obligations under this Agreement. Other than the filings and reports pursuant to and in compliance with the Exchange Act, to the Stockholder’ knowledge, no filings, notifications, approvals or other consents are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement, except as would not, prevent or materially delay the Stockholder’s ability to perform its obligations under this Agreement.

(e)	Voting Power. Other than as provided in the BIGH Voting Agreement (as defined below), this Agreement, Company’s Organizational Documents and the OpCo LLC Agreement, the Stockholder has full and unencumbered voting power with respect to the Stockholder Securities and full and unencumbered power of disposition, full and unencumbered power to issue instructions with respect to the matters set forth herein, and full and unencumbered power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder Securities. Other than the BIGH Voting Agreement, the Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities. The Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

(f)	Litigation. As of the time of execution of this Agreement, there is no Order, nor is there any Action pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its assets (including the Stockholder Securities) at law or equity before or by any Governmental Authority that could reasonably be expected to impair, prevent or delay the performance by the Stockholder of its obligations under this Agreement in any material respect or otherwise impact the Stockholder’s ability to perform its obligations hereunder in a timely manner.

(g)	Reliance. The Stockholder has received and reviewed a copy of the Merger Agreement. The Stockholder understands and acknowledges that the Company, Parent and Merger Subs are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.

(h)	Finders’ Fees. No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission for which the Company or any of its Subsidiaries or after the Closing, Parent or any of its Affiliates (including the Company and its Subsidiaries) could become liable in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).

(i)	Investment Intent. The Stockholder is acquiring the Exchange Shares for the Stockholder’s own account as principal, for investment purposes only, not for any other Person and not for the express purposes of resale or distribution. The Stockholder is not subscribing for the Exchange Shares from Topco in a fiduciary capacity.

(j)	Financial Status. The Stockholder (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (ii) an entity in which all equity owners are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Stockholder is able to bear the economic risk of an investment in the Exchange Shares for an indefinite period of time, has adequate means of providing for its current financial needs and business contingencies, has no need for liquidity in the investment in the Exchange Shares, understands that the Stockholder may not be able to liquidate the Exchange Shares in an emergency, if at all, and can afford a complete loss of the investment. The Stockholder has received no advice from Topco or any of its Affiliates as to the legal, investment or tax consequences of the Contribution contemplated by this Agreement or the Stockholder’s investment in the Exchange Shares.

(k)	Access to Information. The Stockholder has been given the opportunity to ask questions of, and receive answers from, Topco and its representatives concerning (i) the terms and conditions of the issuance of the Exchange Shares and the other transactions contemplated in connection with the Rollover and (ii) the financial condition, operation and prospects of Topco and its Subsidiaries after giving effect to the Mergers.

(l)	No Other Representation. In entering into this Agreement, the Stockholder has received no other representations or warranties with respect to the matters contemplated herein from the Company or any other Person acting on behalf of the Company, other than those contained in Section 2 of this Agreement, and has received no other representations or warranties with respect to the matters contemplated herein from Parent, Merger Subs or Topco or any other Person acting on behalf of Parent, Merger Subs or Topco, other than those contained in Section 3 of this Agreement.

Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of Parent, Merger Subs, Topco and the Stockholder, as follows:

(a)	Existence and Power. The Company is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to duly authorize the execution, delivery and performance of this Agreement.

(b)	Authority and Enforceability. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other Parties, constitutes a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c)	No Conflicts; No Consents. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations hereunder, will not: (i) violate or conflict with any Law to which the Company is subject; (ii) constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration or creation of any right or obligation under any provision of any Contract binding upon the Company or any of its Subsidiaries; or (iii) violate any provision of the Company’s Organizational Documents or the OpCo LLC Agreement, except, in the case of the foregoing clause (ii), as would not, individually or in the aggregate, prevent or delay the performance by the Company of any of its obligations under this Agreement.

(d)	No Other Representation. In entering into this Agreement, the Company has received no other representations or warranties with respect to the matters contemplated herein from the Stockholder or any other Person acting on behalf of the Stockholder, other than those contained in Section 1 of this Agreement, and has received no other representations or warranties with respect to the matters contemplated herein from Parent, Merger Subs or Topco or any other Person acting on behalf of Parent, Merger Subs or Topco, other than those contained in Section 3 of this Agreement or expressly set forth in Article 5 of the Merger Agreement.

Section 3. Representations and Warranties of Parent, Merger Subs and Topco. Each of Parent, Merger Subs and Topco hereby, jointly and severally, represents and warrants to each of the Company and the Stockholder as follows:

(a)	Existence and Power. Each of Parent, Company Merger Sub, LLC Merger Sub and Topco is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and each of Parent, Company Merger Sub, LLC Merger Sub and Topco have the requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, and each has taken all necessary corporate or other organizational action to duly authorize the execution, delivery and performance of this Agreement.

(b)	Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by each of Parent, Company Merger Sub, LLC Merger Sub and Topco, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other Parties, constitutes a legal, valid and binding obligation of each of Parent, Company Merger Sub, LLC Merger Sub and Topco, is enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(c)	No Conflicts; No Consents. The execution and delivery of this Agreement by each of Parent, Company Merger Sub, LLC Merger Sub and Topco, and the consummation of the transactions contemplated by this Agreement and the performance of each of their obligations hereunder, will not: (i) violate or conflict with any Law to which Parent, Company Merger Sub, LLC Merger Sub or Topco is subject; (ii) constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration or creation of any right or obligation under any provision of any Contract binding upon Parent, Company Merger Sub, LLC Merger Sub or Topco; or (iii) violate any provision of the Organizational Documents of Parent or Company Merger Sub, LLC Merger Sub or Topco, except, in the case of the foregoing clause (ii), as would not, individually or in the aggregate, prevent or delay the performance by Parent, Company Merger Sub, LLC Merger Sub or Topco of any of its obligations under this Agreement.

(d)	Interests Duly Authorized. All of the Exchange Shares to be issued to the Stockholder under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued in compliance with applicable Law or exemptions therefrom, fully paid and non-assessable without being subject to preemptive or similar rights, and shall be free and clear of any Liens (except transfer restrictions imposed by applicable securities Law or such rights granted pursuant to, or limitations set forth in or contemplated by, Topco’s Organizational Documents and the Topco LLC Agreement). Following the Rollover Closing, the Stockholder will acquire good, valid and marketable title to the Exchange Shares, free and clear of all Liens, other than those transfer restrictions imposed by applicable securities Law or contemplated by this Agreement, Topco’s Organizational Documents and the Topco LLC Agreement.

(e)	No Other Representation. In entering into this Agreement, Parent, Merger Subs and Topco have received no other representations or warranties with respect to the matters contemplated herein from the Stockholder or any other Person acting on behalf of the Stockholder, other than those contained in Section 1 of this Agreement, and have received no other representations or warranties with respect to the matters contemplated herein from the Company or any other Person acting on behalf of the Company, other than those contained in Section 2 of this Agreement or expressly set forth in Article 4 of the Merger Agreement.

Section 4. Transfer of the Shares; Other Actions.

(a)	Prior to the Termination Date, the Stockholder shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly: (i) transfer, assign, sell, gift-over, hedge or swap (or such other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) transfer the economic or voting consequences of ownership of any Equity Interests), pledge or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution, merger, tendering into any tender or exchange offer, testamentary disposition, by operation of Law or otherwise), enter into any derivative arrangement with respect to, or create or permit to exist any lien or encumbrance on, or enter into any agreement with respect to, any Stockholder Securities (“Transfer”); (ii) enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Stockholder Securities; (v) take or cause the taking of any other action that would reasonably be expected to restrict, prevent, materially impede or delay the performance of such Stockholder’s obligations hereunder or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions, excluding any bankruptcy filing; (vi) solely with respect to the Rollover Units, exchange any LLC Units for shares of Class B Common Stock or (vii) otherwise approve or consent to any of the foregoing; provided, that, other than with respect to the Rollover Units, notwithstanding the foregoing, nothing herein shall prohibit a Transfer of Stockholder’s Equity Interests in the Company, including any Stockholder Securities, to a controlled Affiliate of Stockholder (including, without limitation, to Stockholder’s Family Group or any trust, limited partnership or other legal entity the sole beneficiary (or beneficiaries) of which is a member (or members) of such Stockholder’s Family Group (including a charitable remainder trust, provided that the current beneficiary (or beneficiaries) comply with the foregoing) (such Transfer, an “Estate Planning Transfer”), so long as in any such case, (x) (A) such Person remains a controlled Affiliate and (B), in the case of an Estate Planning Transfer, during the period that any such transferee holds any right, title or interest in any Stockholder Securities, no other Person other than such Stockholder may have voting control over such Stockholder Securities, and (y) prior to any such Transfer, (I) the transferring Stockholder provides written notice of such Transfer to Parent at least two (2) Business Days in advance and the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to such Equity Interests in the Company, including any Stockholder Securities, by executing and delivering to Parent a joinder agreement in form and substance reasonably acceptable to Parent and the Company (on the execution and delivery of a joinder agreement by such transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder) and (II) Stockholder remains bound and subject to this Agreement, including with respect to all its obligations herein, and provided that Stockholder, in the event of such a Transfer, shall cause such transferee to comply with all of Stockholder’s obligations herein. “Family Group” means, as to any particular Person, (i) such Person’s spouse, siblings (whether natural or adopted) and descendants (whether natural or adopted), (ii) any trust solely for the benefit of such Person or such Person’s spouse, siblings (whether natural or adopted) or descendants (whether natural or adopted) and (iii) any partnerships, corporations or limited liability companies where the only partners, equityholders or members are such Person or such Person’s spouse, siblings (whether natural or adopted) or descendants (whether natural or adopted) or trusts referred to in clause (ii) of this definition. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit the Transfer of the Rollover Units pursuant to, and in accordance with, the Contribution contemplated by Section 7 hereof. Any action (including any purported Transfer) taken in violation of the foregoing sentences shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities as if such transferee were the Stockholder hereunder, subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit any Transfer with respect to Equity Interests (i) pursuant to any equity or equity-based awards of the Company in order to net settle or otherwise satisfy withholding obligations upon receipt of Equity Interests or to net exercise stock options for Equity Interests (including, for the avoidance of doubt, through a sell-to-cover or broker-assisted net settlement procedure) or (ii) to effectuate the Rollover contemplated by this Agreement and the Merger Agreement.

(b)	At all times from the date hereof until the earlier of (i) the Rollover Closing and (ii) the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Stockholder Securities (and that this Agreement places limits on the voting and transfer of the Stockholder Securities), subject to the provisions hereof and provided that any such stop transfer order and notice shall immediately be withdrawn and terminated by the Company promptly following the earlier of (x) the Rollover Closing and (y) the Termination Date.

(c)	The Stockholder waives and agrees not to exercise or assert any appraisal rights or dissenter’s rights that may be available to the Stockholder with respect to the Merger or all or any portion of the Stockholder Securities pursuant to Section 262 of the DGCL.

(d)	The Stockholder agrees that it will not commence or participate in, assist or knowingly encourage or receive any economic or other benefit from any claim or other Action, whether derivative or otherwise, against Parent, Merger Subs, Sponsors, Sponsor Related Persons, Topco, OpCo, the Company or any of their respective Affiliates, successors or assigns, or their respective boards of directors (or similar governing bodies) and officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim or other Action (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (B) alleging a breach of any fiduciary duty of the Board of Directors (or a committee thereof, including the Special Committee) or any member thereof in connection with the Merger Agreement or the Transactions, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided, that this Section 4(d) shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent, the Company or any of their respective Affiliates.

Section 5. Written Consent.

(a)	Prior to the execution of this Agreement, each Stockholder that as of the date hereof is a record owner of Class B Shares and is a party to the Company Stockholders Agreement has duly executed and validly delivered to Parent an executed counterpart to the Class B Consent and irrevocably and unconditionally agrees that the Class B Consent may not be revoked, superseded or modified in any way, unless and until this Agreement shall have been validly terminated in accordance with Section 11. In the event that the Merger Agreement is modified or amended in accordance with its terms after the execution of the Class B Consent and such modification or amendment is not materially adverse to a Stockholder party to the Company Stockholders Agreement, such Stockholder shall promptly (and in any event within one (1) Business Day) duly execute and validly deliver (or cause the holder of record of the Stockholder’s Class B Shares to duly execute and validly deliver) to Parent a modified version of the Class B Consent (in a form approved by the Stockholders that are signatories to the Class B Consent, Parent and the Company (acting upon the recommendation of the Special Committee), such approval not to be unreasonably withheld, conditioned or delayed), covering all of such Stockholder’s Class B Shares and approving and consenting to the transactions contemplated by the Merger Agreement, including the Mergers.

Section 6. Agreement to Vote and Support.

(a)	From the date of this Agreement until the Termination Date, the Stockholder hereby irrevocably and unconditionally agrees that at every annual, special or other meeting of the stockholders of the Company or any vote of the unitholders of OpCo LLC, however called, and at every adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company stockholders or the unitholders of OpCo LLC, the Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, in each case to the fullest extent that the Stockholder’s shares of Stockholder Securities are entitled to vote thereon: (i) appear (in person or by proxy) at each such meeting or otherwise cause all of Stockholder’s shares of Stockholder Securities entitled to vote to be counted as present thereat for purposes of establishing a quorum and (ii) unconditionally and irrevocably affirmatively vote (or cause to be voted if another Person is the holder of record of any Stockholder Securities beneficially owned by the Stockholder), in person or by proxy, (and not to withdraw any such vote), or deliver (or cause to be delivered) and not withdraw a written consent with respect to, all the Stockholder Securities entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 8.03(e) of the Merger Agreement, (3) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Merger Consideration or result in the imposition of any restriction on Stockholder’s right to receive the Merger Consideration, (y) change the form of the Merger Consideration, or (z) make any other amendment pursuant to Section 11.03 of the Merger Agreement that results in a change that adversely and disproportionately affects the Stockholder relative to any other stockholders of the Company (any amendment that results in clauses (x) through (z), an “Adverse Amendment”) and (4) any other proposal considered and voted upon by the Company stockholders at any meeting of the stockholders of the Company necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against any (1) Acquisition Proposal and Alternative Acquisition Agreement (or any action or proposal in furtherance of any Acquisition Proposal or Alternative Acquisition Agreement), (2) action or agreement that would be reasonably likely to result in (I) a material breach of any representation, warranty, covenant or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement or (II) any of the conditions set forth in Article IX of the Merger Agreement not being satisfied and (3) other action or agreement that is intended to, or which could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement. Subject to Section 12(a), the obligations of the Stockholder specified in this Section 6(a) shall apply whether or not (a) the Merger or any action described above is recommended by the Special Committee or Board of Directors or (b) there has been any Company Board Recommendation Change.

(b)	Without limitation to Section 6(a), the Stockholder shall retain at all times the right to vote the Stockholder Securities in its sole discretion and without any other limitation on those matters that are at any time or from time to time presented for consideration to the Company Stockholders (other than those set forth in Section 6(a)).

Section 7. Contribution of the Rollover Shares; Retention of the Rollover Units

(a)	Contribution of the Rollover Shares in Exchange for the Exchange Shares. On the terms and conditions set forth herein, (i) the Stockholder agrees, immediately prior to and subject to the occurrence of the Effective Time (the “Rollover Closing”), to contribute, transfer and assign to Topco all of its right, title and interest in a number of Class A Common Stock equal to the amount set forth on Annex 1 hereto under the caption “Rollover Shares” (such shares, the “Rollover Shares”), free and clear of any and all Liens, other than transfer restrictions imposed under applicable securities Laws or contemplated by the Company’s Organizational Documents (which, in any event, will not prevent such contribution (the “Contribution”)), in exchange for the issuance by Topco to the Stockholder of a number of newly issued common equity interests of Topco, having an aggregate value equal to the value of the Rollover Shares (such interests, the “Exchange Shares”, and the transactions described in this Section 7(a), the “Rollover”) as of the Rollover Closing, and (ii) Topco agrees, at the Rollover Closing, to issue to the Stockholder the Exchange Shares, free and clear of any and all Liens other than those transfer restrictions imposed by applicable securities Law or contemplated by this Agreement, Topco’s Organizational Documents and the Topco LLC Agreement. The Exchange Shares issued to the Stockholder will have the same original issue price and the same economic rights (including, without limitation, with respect to liquidation and dividends on a pari passu basis) as the common equity interests issued to the Sponsors and their Affiliates in connection with the Closing.

(b)	Units as Retained Units. On the terms and conditions set forth herein, the Stockholder agrees that each of the units of OpCo LLC set forth on Annex 1 hereto under the caption “Rollover Units” (such units, the “Rollover Units”) shall be deemed “Retained Units” pursuant to the Merger Agreement and shall be unaffected by the transactions contemplated by the Merger Agreement, including the LLC Merger.

(c)	Topco Deliveries. At the Rollover Closing, Topco shall deliver to the Stockholder (i) customary documentation evidencing the issuance of the Exchange Shares to the Stockholder and (ii) duly executed counterparts to the Topco LLC Agreement and the A&R Seller LLC Agreement.

(d)	Stockholder Deliveries. At the Rollover Closing, the Stockholder shall deliver to Topco (i) a duly executed counterpart to the Topco LLC Agreement, (ii) a duly completed and executed IRS Form W-9 or appropriate IRS Form W-8 (together with any appropriate attachments), (iii) such other documentation as may be necessary or reasonably advisable for Topco or any of its Affiliates, and as reasonably available to Stockholder, to reduce or eliminate withholding or other Taxes or comply with any tax or reportion regime, in each case, that are reasonably requested by Topco in writing at least five (5) Business Days prior to the Rollover Closing.

(e)	Contribution to Parent. At the Closing, immediately following the receipt of the Rollover Shares, Topco shall indirectly contribute to Parent (through a series of contributions by Topco and its wholly owned Subsidiaries in the ownership chain between Topco and Parent) the Rollover Shares (each contribution, a “Subsequent Contribution”). Each Subsequent Contribution is intended to qualify as a transaction governed by Section 351 of the Code.

(f)	Management Incentive Plan. Topco will adopt (or cause a designated aggregator entity to adopt), contemporaneously with, or promptly following the Closing, a management incentive plan.

Section 8. Stockholder Covenants.

(a)	The Stockholder hereby represents and warrants, and covenants and agrees, that, except for this Agreement, such Stockholder (a) is not currently party to, and shall not enter into at any time until the Termination Date, any voting agreement, voting trust or similar agreement with respect to any of the Stockholder Securities and does not have any Stockholder Securities currently deposited, and shall not deposit at any time until the Termination Date any of the Stockholder Securities, in any voting trust, (b) has not granted (which grant is currently in effect), and shall not grant at any time until the Termination Date, a proxy, consent or power of attorney with respect to any of the Stockholder Securities, (c) has not given, and shall not give at any time until the Termination Date, any voting instructions or authorities in any manner inconsistent with Section 6 with respect to any of the Stockholder Securities and (d) has not taken, and shall not take at any time until the Termination Date, any action that (i) would reasonably be expected to constitute a material breach hereof or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement or (ii) is intended to, or would reasonably be expected to, restrict, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement, including the Mergers; provided, that the foregoing shall not restrict the Stockholder from the good faith negotiation and/or execution of arrangements related to the Stockholder’s compensation and/or benefits in any way. The Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.

(b)	In the event that such Stockholder is a party to the Company Stockholders Agreement or the BIGH Voting Agreement (each, as defined below), subject to and effective upon the Closing, each of the Company and the Stockholder shall cause each of (i) the Stockholders Agreement, dated as of October 30, 2024, among the Company and the Holders party thereto (the “Company Stockholders Agreement”) and (ii) the Voting Agreement, dated as of October 28, 2019, among Baldwin Insurance Group Holdings LLC and the Holders party thereto (the “Original BIGH Voting Agreement”, as amended by the Amended and Restated Voting Agreement, dated as of February 14, 2020, among BIGH and the Holders party thereto (the “Amended and Restated Voting Agreement”), as further amended by Amendment No. 1 to the Amended and Restated Voting Agreement, dated as of October 29, 2021, as further amended by Amendment No. 2 to the Amended and Restated Voting Agreement, dated as of September 29, 2022, as further amended by Amendment No. 3 to the Amended and Restated Voting Agreement, dated as of December 31, 2023 collectively, the “BIGH Voting Agreement”), to be terminated and of no further force or effect in all respects with respect to such Stockholder, and for none of the Company, the Stockholder (or an Affiliate thereof) or any other party thereto to have any further rights or obligations thereunder, including, for the avoidance of doubt, any rights or obligations that would otherwise survive termination pursuant to Section 4.15 of the Company Stockholders Agreement or Section 3.12 of the BIGH Voting Agreement.

(c)	The Stockholder agrees and acknowledges neither the execution and delivery of this Agreement or the Merger Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor the performance of the Company’s obligations contemplated hereby or thereby, in each case, constitute or will constitute a material breach or default, or an event that, with or without notice or lapse of time or both, would constitute a material breach or default under, or cause or permit the termination (or payment of any termination or similar fee), cancellation, modification or acceleration of any right or obligation or the loss of any benefit to which the Company is entitled under any Contract or other commercial arrangement between the Stockholder (or any Affiliate thereof) and the Company (or any Affiliate thereof).

(d)	The Stockholder shall, effective as of the Rollover Closing, become a party to, and become subject to and bound by, the definitive agreements for the Topco LLC Agreement and A&R Seller LLC Agreement and such other governing, organizational or other applicable agreements or documents of OpCo LLC (the “Governing Documents”) that are consistent with the terms set forth in the term sheet attached hereto as Exhibit A (the “Term Sheet”), respectively, by executing a counterpart or joinder thereto; provided that in the event that the Governing Documents are not executed at or prior to the Rollover Closing, (i) each of the Parties shall enter into, execute and deliver the Governing Documents, including the Topco LLC Agreement and the A&R Seller LLC Agreement, as promptly as reasonably practicable thereafter, and (ii) until such time as the Governing Documents are entered into, executed and delivered by Topco and the Stockholder and any other parties thereto, the rights and obligations set forth in the Term Sheet shall be binding upon and enforceable against each of the Parties.

(e)	The Stockholder shall not, and shall cause its controlled Affiliates to, participate in or otherwise support any tender offer for any equity securities of the Company.

(f)	The Stockholder agrees and acknowledges that the Rollover Units and the Exchange Shares are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. The Stockholder understands that the Rollover Units and the Exchange Shares have not been, and will not be, approved or disapproved by the SEC or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Stockholder by Topco.

(g)	The Stockholder agrees and acknowledges that the Rollover Units and the Exchange Shares have not been and will not be registered under the Securities Act or the securities Laws of any state and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities Laws. Except as required by the Topco LLC Agreement and the Fourth A&R Seller LLC Agreement, the Stockholder agrees not to sell, transfer or otherwise dispose of the Exchange Shares unless the Exchange Shares have been so registered or an exemption from such registration requirement is available. The Stockholder further acknowledges that its ability to dispose of the Rollover Units and the Exchange Shares will be subject to the restrictions contained in the Topco LLC Agreement and the Fourth A&R LLC Agreement, and that there will not be any public trading market for the Rollover Units and the Exchange Shares.

(h)	The Stockholder agrees and acknowledges that the Exchange Shares received in the Contribution, to the extent represented by physical certificates, will bear a customary legend referencing the fact that such Exchange Shares have not been registered under applicable securities Laws and are subject to the terms of the Topco LLC Agreement.

(i)	The Stockholder is entering into this Agreement solely in such person’s capacity as the record and beneficial owner of such Stockholder Securities and not in any other capacity. Without limiting the terms of the Merger Agreement in any respect, nothing set forth in this Agreement shall be deemed to restrict or limit the ability of any Stockholder to take any actions in such Stockholder’s capacity as a director or officer of the Company or from complying with such Stockholder’s fiduciary duties in such capacity.

Section 9.  [Reserved.]

Section 10. Further Assurances. From time to time and without additional consideration, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

Section 11. Efforts. The Stockholder shall (at the Company’s cost) reasonably cooperate with the Company, OpCo LLC, Parent, Merger Subs and Topco and their respective Affiliates and use its reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including to use its reasonable best efforts to furnish all information required by applicable Law in connection with any approvals or filings with any Governmental Authority required to be obtained or made in connection with this Agreement; provided that the Stockholder shall not have any obligation to give any guarantee or pay any consent fee or other consideration of any nature in connection with the delivery of any such approval.

Section 12. Termination.

(a)	This Agreement, and all rights and obligations of the Parties, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) the valid termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any Adverse Amendment; provided that the Stockholder delivers written notice to Parent at least five (5) Business Days in advance of such termination pursuant to this Section 12(a)(iii) and such Adverse Amendment is not cured by Parent within such five (5)-Business Day period after receipt of written notice of such termination; or

(iv) the written consent of each of the Parties.

(b)	Upon termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided, however, that the termination of this Agreement shall not relieve any Party from liability for fraud or any willful and material breach of this Agreement prior to such termination.

(c)	Section 1, Section 2, Section 3, Section 12(b), Section 13, Section 14 and Section 18 hereof shall survive the termination of this Agreement.

Section 13. Expenses.  All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses.

Section 14. Public Announcements. The Stockholder (in its capacity as a Stockholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of Parent and the Company. The Stockholder (a) consents to and authorizes the publication and disclosure by the Company, Parent and its Affiliates of its identity and holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Mergers and any transactions contemplated thereby and any disclosure required by the SEC or other Governmental Authority, provided that each of the Company, Parent and the Stockholder shall reasonably cooperate with each other in the preparation of any such disclosure required by the SEC or other Governmental Authority and the Company and Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon and shall accept any such reasonable comments and Stockholder shall approve any such disclosure applicable to Stockholder prior to any such filing, (b) authorizes the Company and Parent to include this Agreement as an exhibit to any filing required to be made by the Company or Parent with the SEC in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (c) agrees to promptly give to Parent and the Company, after written request therefor, any information Parent or the Company may reasonably require for the preparation of any such disclosure documents (including furnishing all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement and the Schedule 13E-3, and reasonably assisting and cooperating with Parent and the Company in the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and the resolution of any comments thereto received from the SEC) and (d) notify Parent and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Parent and the Company consent to and authorize the publication and disclosure by the Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Mergers in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by the Stockholder in connection with the Mergers, provided that the Stockholder shall provide Parent and the Company and their respective counsel reasonable opportunity to review and comment thereon and shall accept any such reasonable comments. If applicable and to the extent required under applicable Law, the Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D filed with the SEC to disclose this Agreement and the Stockholder shall (i) provide a reasonable opportunity to the Company, Parent and Merger Subs to review and comment on any such draft and (ii) consider in good faith all comments thereto proposed by the Company, Parent or Merger Subs prior to such filing.

Section 15. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the Company Common Stock on, of or affecting the Stockholder Securities or (b) that the Stockholder shall directly or indirectly acquire or become the beneficial owner of any additional shares of the Company Common Stock or other Equity Interests or any other securities entitling the Stockholder to vote or give consent with respect to the matters contemplated hereby (including pursuant to a stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Shares), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), then (i) the Company in the case of clause (a) and/or Stockholder in the case of clause (b) shall notify Parent and in the case of clause (b), the Company promptly in writing and (ii) the terms of this Agreement shall apply to the shares of the Company Common Stock or other Equity Interests held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities and subject to all terms and provisions hereunder.

Section 16. No Solicitation. The Stockholder shall not, shall cause each of its Affiliates and its and their Representatives not to, directly or indirectly, take any action that the Company or its Subsidiaries or its or their Representatives would then be prohibited from taking under Section 6.03 of the Merger Agreement as if such section of the Merger Agreement applied, mutatis mutandis, to the Stockholder or that would otherwise cause the Company, its Subsidiaries or any of their respective Representatives to violate Section 6.03 of the Merger Agreement. Notwithstanding anything to the contrary herein, the Stockholder and its Subsidiaries shall not enter into any Contract with any Person that prohibits or otherwise limits the Stockholder from complying with its obligations in this Section 16.

Section 17. Tax Treatment. For U.S. federal (and all applicable state and local) income tax purposes, the Parties agree that the Rollover is intended to be treated as a tax-deferred contribution pursuant to Section 351 of the Code and that the conversion of OpCo LLC Units into Seller LLC Units pursuant to Section 2.10(f) of the Merger Agreement is intended to be treated under Internal Revenue Code Section 721 and the principles of Revenue Ruling 84-52 as a conversion that will not cause the owners of units of OpCo LLC to recognize gain or loss and each Party agrees that it will (and will cause its Affiliates to) file all U.S. federal (and applicable state and local) income tax returns consistent with the foregoing, and will not take any position in any audit or other tax proceeding inconsistent with the foregoing unless otherwise required by a final determination. The Stockholder acknowledges and agrees that (i) the Stockholder has had an opportunity to review with the Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and (ii) the Stockholder is relying solely on such advisors and not on any advice of Parent, Topco, OpCo LLC, the Company or any of their respective Affiliates or Representatives. Each Stockholder agrees to provide to Parent such information as is requested by Parent and reasonably available to the Stockholder for Parent to prepare and file Tax Returns with respect to the Contribution, including information described in Treasury Regulation Section 1.351-3(b).

Section 18. Other Acknowledgements. If the Stockholder is a party to the Voting Agreement, dated as of January 1, 2026, by and among the Company and the seller parties thereto (the “CAC Voting Agreement”), the Stockholder acknowledges and agrees that, effective as of the Closing, the CAC Voting Agreement is terminated and of no further force or effect.

Section 19. Miscellaneous.

(a)	Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received or a confirming copy of such notice is sent on the same day by a nationally recognized overnight courier service (costs prepaid)) and shall be given.

(i) If to the Stockholder:

[Stockholder]

[Address]
[City, State ZIP]
Attn:

[___]

Email:

[___]

with a copy (which shall not constitute notice) to:

Katzke, Miller & Morgenbesser LLP

Attn:

Michael S. Katzke

Joshua M. Miller

Email:

[***]

(ii) If to Parent, Merger Subs or Topco:

Square Acquisition Parent, Inc.

c/o Sequence AI Holdings, Inc.

300 Vesey Street, Suite 1230
New York, NY 10282
Attn:

Michael Lee

Email:

[***]

with copies (which will not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020
Attn:

Ian Nussbaum

Sean Parish

Julian Azran

Seth Gottlieb

Email:

[***]

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

Attn:

C. Andrew Gerlach

Lauren S. Boehmke

Email:

[***]

(iii) If to the Company:

The Baldwin Insurance Group, Inc.

4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida 33607
Attn:

Seth Cohen, General Counsel and Corporate Secretary

Email:

[***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:

Oliver Smith

Michael Gilson

Email:

[***]

or to such other address or email address as such Party may hereafter specify for the purpose by notice to the other Parties.  All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt

(b)	Headings; Interpretations. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 1.02 of the Merger Agreement shall apply, mutatis mutandis, to the terms of this Agreement. An “Affiliate” of the Stockholder will only be deemed to be an Affiliate under this Agreement for so long as it continues to the meet the definition of such term.

(c)	Counterparts; Effectiveness. This Agreement may be signed (including by electronic signatures) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each Party shall have received a counterpart hereof signed (including by electronic signature) by all of the other Parties. Until and unless each Party has received a counterpart hereof signed (including by electronic signature) by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was executed electronically or transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d)	Entire Agreement, No Third-Party Beneficiaries. This Agreement and the Merger Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings both oral or written, with respect to the subject matter of this Agreement and (ii) (x) shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns and (y) is not intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns. Nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

(e)	Governing Law, Jurisdiction. This Agreement and any and all Actions arising out of or relating to this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The Parties hereto irrevocably agree that any Action seeking to interpret or enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in this Section 19(e) shall be deemed effective service of process on such Party.

(f)	Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)	Assignment. Other than in connection with any Transfer permitted by Section 4, no Party may assign, delegate or transfer either this Agreement or any of its rights or obligations hereunder without the prior written approval of the other Parties, except that Parent, Merger Subs and Topco will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any Affiliate thereof or any party to whom they have assigned the Merger Agreement; provided, however, that, following the Effective Time, Parent, Merger Subs and Topco may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent, Merger Subs and/or Topco under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, further, that no such assignment shall relieve Parent, Merger Subs or Topco of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

(h)	Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i)	Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby) were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy, and that the Parties shall be entitled, prior to any termination of this Agreement, to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 19(e), in addition to any other remedy to which they may be entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason (other than on the grounds that such remedy is sought in violation of the terms hereof), and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a Party is entitled at law or in equity.

(j)	Amendment; Waiver. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the Parties and, with respect to the Company, approved by the Board of Directors (subject to the prior approval of the Special Committee), and no waiver or consent hereunder shall be effective against any Party unless it shall be in writing and signed by such Party and, with respect to the Company, approved by the Board of Directors (subject to the prior approval of the Special Committee).

(k)	No Presumption. The Parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such Parties and no presumption or burden of proof will arise favoring or disfavoring any Party due to the authorship of any provision of this Agreement.

(l)	No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by the Parties.

(m)	No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Subs any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Subs shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company and none of Parent nor Merger Subs shall exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

(n)	No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Parties and their respective successors and assigns. Except as set forth in the immediately sentence, no Person, including the Sponsors or any Sponsor Related Person, shall have any liabilities, obligations or commitments of any nature (whether known or unknown, due or to become due, absolute, contingent or otherwise) hereunder, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith (or in connection with the transactions contemplated hereby) shall be had against any Person who is not a Party, including the Sponsors or any Sponsor Related Person, whether by the enforcement of any assessment or by any legal or equitable action, or by virtue of any statute, regulation or other Applicable Law or otherwise (whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil or otherwise).

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

SQUARE ACQUISITION PARENT, INC., a Delaware corporation

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

SQUARE ACQUISITION MERGER SUB I, INC., a Delaware corporation

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

SQUARE ACQUISITION MERGER SUB II, LLC, a Delaware limited liability company

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

SQUARE ACQUISITION TOPCO, LLC, a Delaware limited liability company

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

[Signature Page to Voting, Support and Rollover Agreement]

THE BALDWIN INSURANCE GROUP, INC.

By:
	Name:	Seth Cohen
	Title:	General Counsel & Corporate Secretary

THE BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
	Name:	Seth Cohen
	Title:	General Counsel & Corporate Secretary

[Signature Page to Voting, Support and Rollover Agreement]

[STOCKHOLDER]

By:

[Signature Page to Voting, Support and Rollover Agreement]

Annex 1

Stockholder Securities

Stockholder Name	[___]
Shares of Company Common Stock	[___] Class A Common Stock
[___] Class B Common Stock
Rollover Shares	[___]
Number of LLC Units	[___]
Rollover Units	[___]